UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

OLD DOMINION ELECTRIC COOPERATIVE

(Exact name of registrant as specified in its charter)

VIRGINIA	000-50039	23-7048405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia		23060
(Address of principal executive offices)		(Zip Code)

(804) 747-0592

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 26, 2011, we entered into the Second Amended and Restated Indenture of Mortgage and Deed of Trust (the “New Indenture”) with Branch Banking and Trust Company, as trustee (in such capacity, the “Trustee”). The New Indenture subjects substantially all of our real property and tangible personal property and some of our intangible personal property to a lien in favor of the trustee. The obligations outstanding under the New Indenture are secured equally and ratably with all of our other obligations issued under the indenture, including pre-existing obligations issued under the indenture, as previously in effect.

Item 1.02 Termination of a Material Definitive Agreement

On January 24, 2011, our Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, with the Trustee, was terminated as the result of the redemption of $1.0 million of outstanding obligations issued prior to September 1, 2001. Following the redemption of these obligations, the Amended and Restated Indenture, dated as of September 1, 2001 (the “2001 Indenture”), became effective. On January 26, 2011, the 2001 Indenture was terminated as a result of our amendment and restatement of such indenture upon our entry into the New Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: January 28, 2011	/s/ Robert L. Kees
Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal financial officer)

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